UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 11, 2019

Scholar Rock Holding Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38501	82-3750435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

620 Memorial Drive, 2nd Floor, Cambridge, MA 02139

(Address of Principal Executive Offices) (Zip Code)

(857) 259-3860

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SRRK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2019, the Board of Directors of Scholar Rock Holding Corporation (the “Company”) appointed Erin Moore, Senior Vice President, Finance, as the Company’s interim Principal Accounting Officer, effective as of October 11, 2019.  Ms. Moore will serve as the interim Principal Accounting Officer as the Company conducts a search for a new Chief Financial Officer.

Ms. Moore (age 44) joined Scholar Rock, Inc. (“Scholar Rock”), a subsidiary of the Company, in October 2018 as Vice President, Finance and Controller, and was promoted to Senior Vice President, Finance in October 2019.  Prior to joining Scholar Rock, Ms. Moore worked at Synlogic, Inc. from September 2016 to October 2018 as its Controller and Senior Director of Accounting. Prior to Synlogic, Inc. she served as Director of Accounting at Abiomed, Inc. from 2015 to 2016 and GI Dynamics, Inc. from 2012 to 2015.  From 2006 to 2012, she held various roles of increasing responsibility in accounting at Ironwood Pharmaceuticals.  Ms. Moore is a Certified Public Accountant and holds a M.S. in Accounting from Bentley College, a M.S. in Environmental Management and Economics from Johns Hopkins University and a B.A. from Clark University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scholar Rock Holding Corporation

Date: October 18, 2019	By:	/s/ Junlin Ho
Junlin Ho
Vice President, Head of Corporate Legal